UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2024

Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)
460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)
460-4600

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc., Common Shares ($.10 par value)	ED	New York Stock Exchange
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement
On March 25, 2024, Consolidated Edison Company of New York, Inc. (“CECONY”) entered into a
364-Day
Revolving Credit Agreement, dated as of March 25, 2024 (the “CECONY
364-Day
Credit Agreement”), among CECONY, the lenders party thereto (the
“364-Day
Lenders”) and Bank of America, N.A., as Administrative Agent, that replaces a separate
CECONY 364-Day Credit
Agreement that expired on March 25, 2024. A copy of the CECONY
364-Day
Credit Agreement is included as an exhibit to this report and the description that follows is qualified in its entirety by reference to the CECONY
364-Day
Credit Agreement.
Under the CECONY
364-Day
Credit Agreement, the
364-Day
Lenders committed to provide loans, on a revolving credit basis, to CECONY in an aggregate amount of up to $500 million. CECONY intends to use the CECONY
364-Day
Credit Agreement to support its commercial paper program. Loans issued under the CECONY
364-Day
Credit Agreement may also be used for other general corporate purposes. Any borrowings under the CECONY
364-Day
Credit Agreement would generally be at variable interest rates. Interest and fees for loans under the CECONY
364-Day
Credit Agreement generally reflect CECONY’s credit rating.
The
364-Day
Lenders’ commitments to make a loan to CECONY terminate on March 24, 2025 and are subject to certain conditions, including that there be no Event of Default (see below) or event which with notice or the lapse of time would become an Event of Default and that the representations and warranties of CECONY contained in the CECONY
364-Day
Credit Agreement (not including that CECONY did not have a material adverse change) be true on and as of the date of such loan and that CECONY shall have the required regulatory approvals. Upon a change of control of CECONY, each
364-Day
Lender may terminate its commitments and declare the loans, accrued interest and any other amounts owed by CECONY immediately due and payable.
If an event of default with respect to CECONY (an “Event of Default”) occurs and is continuing, the
364-Day
Lenders may terminate their commitments and declare the loans (including accrued interest) immediately due and payable.
Events of Default under the CECONY
364-Day
Credit Agreement include, among others:

•	Failure to pay any principal of any loan;

•	Failure to pay any interest or fees within five days;

•
Failure to meet covenants, including covenants that CECONY’s ratio of consolidated debt to consolidated total capital not at any time exceed 0.65 to 1 and that, subject to certain exceptions (including liens or other encumbrances in aggregate not exceeding 10 percent of CECONY’s consolidated net tangible assets), CECONY will not create, assume or suffer a lien or other encumbrance on its assets;

•	Representations or warranties proved to be incorrect in any material respect when made (or deemed made);

•	Cross default to other financial obligations of CECONY of $150 million or more which would permit the holder to accelerate the obligations; and

•	Other customary events of default.

On March 27, 2024, Consolidated Edison, Inc. (“Con Edison”) and its subsidiaries CECONY and Orange and Rockland Utilities, Inc. (“O&R,” and along with Con Edison and CECONY, collectively, the “Companies”) entered into an Extension Agreement (the “Extension”) with respect to the $2.5 billion Credit Agreement, dated as of March 27, 2023, among the Companies, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”) that extends the termination date of the Credit Agreement from March 27, 2028 to March 27, 2029. A copy of the Extension is included as an exhibit to this report and this description is qualified in its entirety by reference to the Extension.
On March 27, 2024, the Companies also entered into a First Amendment to Credit Agreement (the “Amendment”) that, among other things, amends the mechanics relating to determining the interest rate to be paid with respect to a Term SOFR Loan. A copy of the Amendment is included as an exhibit to this report and this description is qualified in its entirety by reference to the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	364-Day Revolving Credit Agreement, dated as of March 25, 2024, among CECONY, the lenders party thereto and Bank of America, N.A., as Administrative Agent

Exhibit 10.2	Extension Agreement to Credit Agreement, dated as of March 27, 2024, among Con Edison, CECONY, O&R, the lenders party thereto and Bank of America, N.A., as Administrative Agent

Exhibit 10.3	Amendment to Credit Agreement, dated as of March 27, 2024, among Con Edison, CECONY, O&R, the lenders party thereto and Bank of America, N.A., as Administrative Agent

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

	By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: March 28, 2024